Exhibit 99.1

FOR IMMEDIATE RELEASE

Digirad Names Jeffry R. Keyes as CFO

POWAY, CA – September 6, 2012 – Digirad Corporation (NASDAQ: DRAD) today announced that Jeffry R. Keyes has been named Chief Financial Officer, effective immediately. Keyes will report directly to Chief Executive Officer Todd P. Clyde.

Keyes, 39, a resident of Carlsbad, California, has more than 15 years of experience in all areas of finance and accounting, including financial modeling and forecasting, SEC compliance reporting, mergers and acquisitions and strategic planning. Keyes has served in key accounting financial management roles at two fast-growing medical device companies and, most recently, since August 2011, he has been Corporate Controller of San Diego-based Sapphire Energy, a developer of alternative energy solutions.

“Jeff has demonstrated an ability to manage financial teams and contribute strategically to the business in a variety of different corporate settings,” Clyde said. “We all look forward to working closely with Jeff during this very exciting time for our Company.”

Keyes replaces Clyde, who had assumed the CFO responsibilities on an interim basis in April following the resignation of Richard B. Slansky, who left to accept another executive position.

Prior to working for Sapphire Energy, Keyes was employed by San Diego-based Advanced BioHealing, Inc., a company focused on regenerative medicine, as Corporate Controller.  For the two prior years, he held the position of Senior Director, External Reporting and Technical Accounting at San Diego-based CareFusion, a $3.5 billion publicly held spin-off from Cardinal Health, where he oversaw SEC reporting, accounting policy creation and maintenance and oversaw and performed analysis, due diligence and accounting for multiple acquisitions and dispositions, as well as review of business models related to integrating new businesses.

Previously, Keyes worked as a Corporate Audit Project Manager, for Peoria, IL-based Caterpillar, and a Senior Manager, Financial Reporting for Seattle-based Plum Creek Timber Company.

Keyes earned a Bachelor of Arts degree in accounting at Western Washington University. He is also a Certified Public Accountant.

As part of his inducement to join the Company, on September 6, 2012, Mr. Keyes was granted an option to purchase up to 125,000 shares of common stock pursuant to the Company’s 2011 Inducement Stock Incentive Plan.  One quarter of the shares subject to such option will vest on the one year anniversary of the date of grant and the remainder will vest in equal monthly increments over a three year period beginning on the one year anniversary of the date of grant.  The option has a per share exercise price equal to the closing price per share of the Company’s common stock as quoted on the Nasdaq National Market on September 6, 2012.

About Digirad

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our actions to enhance our corporate governance practices, and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers’ business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad’s camera systems and services, reliability, recalls, and other risks detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact

Matt Clawson
Allen & Caron
949-474-4300

Company Contact

Todd Clyde
Chief Executive Officer
858-726-1600